              Filed with the Securities and Exchange Commission on April 2, 1999

                                               Registration No. 333-40299

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NUMBER ONE
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        NETWORK COMPUTING DEVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                       DELAWARE                     77-0177255
            ----------------------------   ------------------------------------
            (State or other jurisdiction   (I.R.S. employer identification no.)
          of incorporation or organization)



                            350 NORTH BERNARDO AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)


                         NETWORK COMPUTING DEVICES, INC.
                     1994 OUTSIDE DIRECTOR STOCK OPTION PLAN
                     ---------------------------------------
                            (Full title of the plan)

                                RUDOLPH G. MORIN
                            EXECUTIVE VICE PRESIDENT,
                           OPERATIONS AND FINANCE, AND
                             CHIEF FINANCIAL OFFICER
                         NETWORK COMPUTING DEVICES, INC.
                            350 NORTH BERNARDO AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                     ---------------------------------------
                     (Name and address of agent for service)


Telephone number, including area code, of agent for service:  (650) 694-0650

Pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is hereby expressly adopted by the registrant as the successor to Network Computing Devices, Inc., a California corporation, as its own registration statement for all purposes under the Securities Act and under the Securities Exchange Act of 1934, as amended.

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------

No additional registration fee is due because no additional shares are being registered.

------------------------------------------------------------------------------


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  Network Computing Devices, Inc., a Delaware corporation (the "Company"), hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's (or its predecessor's) latest annual report on Form 10-K, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year.

                  (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                  (c) The description of the Company's Common Stock contained in the registration statement on Form 8-A/A filed on January 14, 1999, pursuant to
Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

         On April 24, 1998, Network Computing Devices, Inc., a California corporation ("Network Computing Devices California" or "Predecessor"), undertook a reorganization and reincorporation for the purpose of changing its state of domicile from California to Delaware. The reincorporation was accomplished by merging Network Computing Devices California into the Company, which was a wholly-owned subsidiary of Network Computing Devices California. Pursuant to the reincorporation merger, each share of Common Stock of Network Computing Devices California was converted into one share of Common Stock of the Company. Furthermore, the Company assumed all of the obligations of Network Computing Devices California under the 1994 Outside Director Stock Option Plan (the "Plan"). The outstanding options assumed under the Plan are exercisable for shares of the Company's Common Stock. The description of the rights and privileges of Common Stock of the Company is contained in the registration statement on Form 8-A/A filed on January 14, 1999.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

                  Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                  Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable.

ITEM 8.  EXHIBITS

                  See Exhibit Index.

ITEM 9.  UNDERTAKINGS

                           The undersigned registrant hereby undertakes:

                           (1)      To file, during any period in which
offers or sale are being made, a post-effective amendment to this registration statement:

                                    (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           The undersigned registrant hereby undertakes that,
for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           Insofar as indemnification for liabilities arises
under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Number One to the registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 29th day of March, 1999.

                                      NETWORK COMPUTING DEVICES, INC.

                                      By:      /s/ Rudolph G. Morin
                                           -----------------------------------
                                           Rudolph G. Morin
                                           Executive Vice President,
                                           Operations and Finance
                                           and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment Number One to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                   Title                           Date
-----------------------   ----------------------------------     --------------
                          President, Chief Executive Officer
*                         and Chairman of the Board              March 29, 1999
-----------------------   (Principal Executive Officer)
Robert G. Gilbertson

                          Executive Vice President,
                          Operations and Finance,
  /s/ Rudolph G. Morin    Chief Financial Officer and Director   March 29, 1999
-----------------------   (Principal Financial and
Rudolph G. Morin          Accounting Officer)

*                         Director                               March 29, 1999
-----------------------
Peter Preuss


*                         Director                               March 29, 1999
-----------------------
Philip Greer


*                         Director                               March 29, 1999
-----------------------
Paul Low


                          Director                               March ___, 1999
-----------------------
Stephen A. MacDonald

                          Director                               March ___, 1999
-----------------------
Douglas H. Klein

    * By:    /s/ Rudolph G. Morin
         ------------------------------------------------
            Rudolph G. Morin, Attorney-in-Fact

                                EXHIBIT INDEX OF
                       POST-EFFECTIVE AMENDMENT NUMBER ONE
                                   TO FORM S-8

Exhibit Number                     Exhibit Title
--------------                     --------------
4.1  Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form
     8-A/A filed with the Securities and Exchange Commission on January 14, 1999

4.2  Amended and Restated Bylaws of the Company are incorporated by reference to
     Exhibit 3.2 to the Company's Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on January 14, 1999

4.3 Rights Agreements dated August 12, 1997 and December 31, 1998 are incorporated by reference to Exhibits 4.1 and 4.2 to the Company's
     Registration Statement on Form 8-A/A filed with the Securities and Exchange
     Commission on January 14, 1999

4.4  Agreement and Plan of Merger dated April 24, 1998 between Network Computing
     Devices, Inc., a California corporation, and the Company, is incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form
     8-K filed with the Securities and Exchange Commission on January 14, 1999

5    Opinion regarding legality is incorporated by reference to Predecessor's
     Registration Statement on Form S-8 (File No. 333-40299) filed on November
     14, 1997

23.1  Consent of Counsel (included in Exhibit 5)

23.2 Consent of Independent Auditors is incorporated by reference to Predecessor's Registration Statement on Form S-8 (File No. 333-40299) filed on November 14, 1997

24   Power of Attorney is incorporated by reference to Predecessor's
     Registration Statement on Form S-8 (File No. 333-40299), filed on November
     14, 1997